EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended quarterly report of Bovie Medical Corporation (the “Company”) on Form 10-QSB/A of the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Charles Peabody, Chief Financial Officer, certify, pursuant to 18 USC & 1350 as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002: (1) the amended quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the amended quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2005

/s/ Charles Peabody
Chief Financial Officer,

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.